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                                   EXHIBIT 23

        KAUFMAN AND BROAD HOME CORPORATION AND CONSOLIDATED SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of
Kaufman and Broad Home Corporation

     We consent to the inclusion of our report dated February 1, 1999 with respect to the combined statements of assets and liabilities of the Lewis Homes Homebuilding Business as of December 31, 1998 and 1997, and the related combined statements of operations, changes in equity and cash flows for each of the three years in the period ended December 31, 1998, which report appears in the Current Report on Form 8-K of Kaufman and Broad Home Corporation dated January 7, 1999. We also consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1986 Stock Option Plan (No. 33-11692), the 1988 Employee Stock Plan (No. 33-28642 and No. 333-49311), the 1998 Stock Incentive Plan, the Performance-Based Incentive Plan for Senior Management and the resale of certain shares by officers of the Company (No. 333-49309), the 401(k) Savings Plan (No. 333-49307), and the Registration Statements on Form S-3 (No. 333-14977, No. 333-51825 and No. 333-51825-01), as amended, of Kaufman and Broad
Home Corporation of our report referenced above.

Newport Beach, California                                      ERNST & YOUNG LLP
March 22, 1999